UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2004

Commission File
Number: 1-8944

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1464672

(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on March 4, 2004 as follows:

CLIFFS SIGNS TECHNICAL ASSISTANCE AGREEMENT
WITH FERROMINERA ORINOCO

     CLEVELAND, OH — March 4, 2004 — Cleveland-Cliffs Inc (NYSE:CLF) announced today that its subsidiary, Cliffs International Management Company, LLC, has entered into an agreement to provide technical assistance to C.V.G. Ferrominera Orinoco C.A. of Venezuela. Under the agreement, Cliffs will assist Ferrominera to achieve stable and sustainable production at its iron ore pellet plant located in the State of Bolivar, Venezuela.

     Ferrominera Orinoco is a government-owned company responsible for the development of Venezuela’s iron ore industry. The company owns a 3.3 million metric ton pellet plant located in Puerto Ordaz, Venezuela, where it processes high-grade ores produced from its main iron ore deposits in Ciudad Piar. Production from the mine and pellet plant is for both domestic consumption and sale in the international markets.

     Under terms of the agreement, Cliffs International will provide a technical assistance team that will reside in Venezuela and work at the pellet plant on a full-time basis. The team will assist current management in various operational functions including operations and process control, maintenance, safety, environmental, training, and quality control.

     John S. Brinzo, Cliffs’ Chairman and Chief Executive Officer, said, “The contract with Ferrominera represents Cliffs’ re-entry into international iron ore operations. Although we hold no equity interest in this project, it provides an excellent opportunity to demonstrate to the international community our technical and operating capabilities. This project is directly aligned with the Company’s strategic objective to expand its international presence by leveraging its expertise in mining, processing and pelletizing iron ores to meet global demand.”

     Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

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     This new release contains forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements for a number of reasons, including changes in domestic and global demand for iron ore pellets that impact the Venezuelan iron ore industry, problems with productivity, labor disputes, weather conditions, and other disruptions. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s most recent Annual Report and Reports on Form 10-K, 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliff’s website. The information contained in this document speaks as of the date of this news release and may be superceded by their subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ Donald J. Gallagher

Name:	Donald J. Gallagher
Title:	Senior Vice President,
Chief Financial Officer and
Treasurer

Dated: March 5, 2004